UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 17, 2021, Omega Healthcare Investors, Inc. (the “Company”) announced the early tender results and pricing for its previously announced tender offer (the “Tender Offer”) to purchase for cash up to an aggregate principal amount of $350 million (the “Aggregate Maximum Tender Amount”) of its 4.375% Senior Notes due 2023 (the “Notes”). The Tender Offer is being made exclusively pursuant to an offer to purchase, dated March 3, 2021, as amended by a press release on March 3, 2021, which set forth the terms and conditions of the Tender Offer.

In order to have received additional consideration for tendering early, holders of Notes must have validly tendered and not validly withdrawn their Notes prior to or at 5:00 p.m., New York City Time, on March 16, 2021 (the “Early Tender Time”). At the Early Tender Time, holders had validly tendered and not validly withdrawn $441.61 million of the $700 million aggregate principal amount outstanding of the Notes. On March 18, 2021, the Company accepted for purchase $350 million aggregate principal amount of notes that were validly tendered and not validly withdrawn pursuant to the Tender Offer.

Because the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeded the Aggregate Maximum Tender Amount, the Company did not accept for purchase all of the Notes that were validly tendered and not validly withdrawn and only accepted for purchase the Aggregate Maximum Tender Amount of those Notes. Accordingly, the Notes validly tendered and not validly withdrawn were subject to proration. The Company used a proration rate of approximately 79.41% for the Notes. The Notes tendered by each holder were multiplied by the proration rate and then rounded down to the nearest $1,000 increment; provided that if less than all of a holder’s tendered Notes were accepted for purchase, such holder was required to continue to hold Notes in the minimum authorized denomination of $2,000 principal amount.

Since the Tender Offer for the Notes was fully subscribed as of the Early Tender Time, the Company will not accept for purchase any Notes validly tendered after the Early Tender Time.

The Tender Offer will expire at 11:59 p.m., New York City Time, at the end of March 30, 2021, unless earlier terminated.

Copies of the press releases announcing the early tender results and pricing, respectively, of the Tender Offer, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

No.	Description
99.1	Press Release Announcing Early Tender Results, dated March 17, 2021
99.2	Press Release Announcing Pricing, dated March 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: March 18, 2021	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel and Secretary